EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Announces Offering of Series A Cumulative Redeemable Preferred Stock

New York, September 6, 2017 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) today announced the launch of an underwritten public offering of its Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), under its existing shelf registration statement. The underwriters are expected to be granted a 30-day option to purchase up to an additional amount of shares of Series A Preferred Stock. The Company will apply to list the shares of Series A Preferred Stock on the New York Stock Exchange.

The Company plans to contribute the net proceeds it receives from the offering to its operating partnership in exchange for a new class of preferred units, which will have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. The Company, acting through its operating partnership, intends to use the net proceeds from this contribution for the purchase of additional properties which have not yet been identified and general corporate purposes. The Company may also repay amounts borrowed under the Company’s revolving credit facility, which may be reborrowed and the proceeds used for, among other purposes, the purchase of additional properties.

The joint bookrunning managers for the offering are BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated. Co-managers for the offering are FBR Capital Markets & Co., a B. Riley Financial Company, Janney Montgomery Scott LLC, Capital One Securities, Inc., KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc.

About Global Net Lease, Inc.

GNL is a publicly traded real estate investment trust focused on acquiring and managing a diversified global portfolio of single tenant net lease commercial properties across the United States, Western and Northern Europe.

Important Notice

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents. Copies of the prospectus and the prospectus supplement, subject to completion, relating to these securities may be obtained from BMO Capital Markets Corp. You should direct any requests to BMO Capital Markets Corp., Attention: Syndicate Department, 3 Times Square, 25th Floor, New York, New York 10036 or by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com; or to Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, One South Street, 15th Floor, Baltimore, Maryland 21202 or by telephone at (855) 300-7136 or by email at syndprospectus@stifel.com. You may also obtain a copy of the prospectus and the prospectus supplement, subject to completion, and other documents the Company has filed with the Securities and Exchange Commission (the “Commission”) for free by visiting the Commission’s website at http://www.sec.gov.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s most recent Annual Report on Form 10-K and GNL’s most recent Quarterly Reports on Form 10-Q. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contact

Investors and Media:

Email: investorrelations@globalnetlease.com

Phone: (917) 475-2153